Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES SECOND QUARTER 2024 RESULTS

•Generated adjusted EBITDA of $28 million for the second quarter
•Delivered gross margin rate of 59.1% for the second quarter, up 150 basis points versus last year and ahead of expectations
•Reduced operating expenses by $19 million year-over-year for the quarter and $44 million year-to-date (both periods before restructuring costs)
•Year-to-date free cash flow increased $21 million compared with the same period last year
•Reiterate full-year 2024 adjusted EBITDA outlook of $125 million to $145 million

MINNEAPOLIS – (July 31, 2024) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended June 29, 2024.

“The implementation of our transformative initiatives is improving gross margin, operating expenses and free cash flow, as our teams continue to execute sustainable changes across the business. In the second quarter, we delivered gross margin rate expansion and adjusted EBITDA slightly ahead of expectations, despite facing a more challenging industry sales environment than anticipated.” said Shelly Ibach, Chair, President and CEO. “In this environment, we continue to prioritize paying down debt and reducing leverage. Our more durable operating model is enabling us to effectively navigate the persistent macroeconomic headwinds and prolonged industry recession, while positioning us for even greater profitability when the industry recovers.”

Second Quarter Overview
•Net sales of $408 million were down 11% versus the prior year, including approximately six percentage points of pressure from year-over-year order backlog changes
•Gross margin of 59.1% was up 150 basis points versus the prior year, driven by ongoing product cost reductions through value engineering and supplier negotiations, efficiency gains in our home delivery and logistics operations and improved product returns rates
•Operating expenses of $234 million (before restructuring charges) were down $19 million versus the prior year’s second quarter, including broad-based cost reductions across the business
•Adjusted EBITDA of $28 million compared to $35 million last year, with a higher gross margin rate and $19 million operating expense improvement, partially offsetting the year-over-year net sales decline

Cash Flows and Liquidity Review
•Net cash provided by operating activities of $24 million for the first six months of the year, a $5 million increase versus the same period last year
•Free cash flow of $9 million for the first six months of the year, up $21 million versus the same period last year
•Leverage ratio of 4.4x EBITDAR at the end of the second quarter versus covenant maximum of 5.5x for the quarter

Financial Outlook
The company reiterates its outlook for 2024 adjusted EBITDA of $125 million to $145 million. We expect a mid-single digit net sales decline for the year. For the second half of the year, we expect demand and net sales to be flat to down low-single digits versus the prior year, as we lap easier comparisons from the prior year and benefit from demand driving initiatives. The company expects at least 100 basis points of gross margin rate improvement and $14 million of restructuring charges for the year. The company now expects to generate $50 million to $70 million of free cash flow with capital expenditures of $30 million.

Sleep Number Announces Second-quarter 2024 Results - Page 2 of 11
Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days. We have also posted an updated investor presentation to the investor relations area of the Sleep Number website.

About Sleep Number Corporation
Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved over 15 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our nearly 28 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our 3,800 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in nearly 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the statement that the company continues to prioritize paying down debt and reducing leverage and that the company’s more durable operating model is enabling the company to effectively navigate the persistent macroeconomic headwinds and prolonged industry recession, while positioning the company for even greater profitability, and the company’s financial outlook, including the company’s expected 2024 adjusted EBITDA and future net sales, demand, gross margin, and free cash flow expectations, are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces Second-quarter 2024 Results - Page 3 of 11

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	June 29, 2024	% of Net Sales	July 1, 2023	% of Net Sales
Net sales	$408,413	100.0%	$458,789	100.0%
Cost of sales	166,923	40.9%	194,544	42.4%
Gross profit	241,490	59.1%	264,245	57.6%
Operating expenses:
Sales and marketing	182,400	44.7%	197,779	43.1%
General and administrative	39,573	9.7%	39,795	8.7%
Research and development	11,578	2.8%	15,445	3.4%
Restructuring costs	1,819	0.4%	—	0.0%
Total operating expenses	235,370	57.6%	253,019	55.1%
Operating income	6,120	1.5%	11,226	2.4%
Interest expense, net	12,270	3.0%	9,948	2.2%
(Loss) income before income taxes	(6,150)	(1.5%)	1,278	0.3%
Income tax (benefit) expense	(1,099)	(0.3%)	524	0.1%
Net (loss) income	$(5,051)	(1.2%)	$754	0.2%

Net (loss) income per share – basic	$(0.22)		$0.03

Net (loss) income per share – diluted	$(0.22)		$0.03

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,614		22,460
Dilutive effect of stock-based awards	—		42
Diluted weighted-average shares outstanding	22,614		22,502

For the three months ended June 29, 2024, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Second-quarter 2024 Results - Page 4 of 11

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	June 29, 2024	% of Net Sales	July 1, 2023	% of Net Sales
Net sales	$878,862	100.0%	$985,316	100.0%
Cost of sales	361,198	41.1%	410,806	41.7%
Gross profit	517,664	58.9%	574,510	58.3%
Operating expenses:
Sales and marketing	390,912	44.5%	428,267	43.5%
General and administrative	78,652	8.9%	79,196	8.0%
Research and development	24,019	2.7%	29,888	3.0%
Restructuring costs	12,419	1.4%	—	0.0%
Total operating expenses	506,002	57.6%	537,351	54.5%
Operating income	11,662	1.3%	37,159	3.8%
Interest expense, net	24,569	2.8%	19,050	1.9%
(Loss) income before income taxes	(12,907)	(1.5%)	18,109	1.8%
Income tax (benefit) expense	(374)	0.0%	5,890	0.6%
Net (loss) income	$(12,533)	(1.4%)	$12,219	1.2%

Net (loss) income per share – basic	$(0.56)		$0.55

Net (loss) income per share – diluted	$(0.56)		$0.54

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,560		22,378
Dilutive effect of stock-based awards	—		165
Diluted weighted-average shares outstanding	22,560		22,543

For the six months ended June 29, 2024, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Second-quarter 2024 Results - Page 5 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	June 29, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$2,020	$2,539
Accounts receivable, net of allowances of $1,098 and $1,437, respectively	20,272	26,859
Inventories	95,845	115,433
Prepaid expenses	21,322	16,660
Other current assets	37,925	44,637
Total current assets	177,384	206,128
Non-current assets:
Property and equipment, net	153,676	179,503
Operating lease right-of-use assets	373,518	395,411
Goodwill and intangible assets, net	66,523	66,634
Deferred income taxes	25,397	20,253
Other non-current assets	87,147	82,951
Total assets	$883,645	$950,880
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$540,200	$539,500
Accounts payable	106,039	135,901
Customer prepayments	44,518	49,143
Accrued sales returns	20,531	22,402
Compensation and benefits	35,305	28,273
Taxes and withholding	16,563	17,134
Operating lease liabilities	80,914	81,760
Other current liabilities	56,500	61,958
Total current liabilities	900,570	936,071
Non-current liabilities:
Operating lease liabilities	327,810	351,394
Other non-current liabilities	102,229	105,343
Total non-current liabilities	430,039	456,737
Total liabilities	1,330,609	1,392,808
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,355 and 22,235 shares issued and outstanding, respectively	224	222
Additional paid-in capital	24,211	16,716
Accumulated deficit	(471,399)	(458,866)
Total shareholders’ deficit	(446,964)	(441,928)
Total liabilities and shareholders’ deficit	$883,645	$950,880

Sleep Number Announces Second-quarter 2024 Results - Page 6 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Six Months Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Net (loss) income	$(12,533)	$12,219
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	34,177	36,749
Stock-based compensation	8,109	9,890
Net loss on disposals and impairments of assets	2,500	181
Deferred income taxes	(5,144)	(8,272)
Changes in operating assets and liabilities:
Accounts receivable	6,587	1,903
Inventories	19,588	(7,412)
Income taxes	774	1,808
Prepaid expenses and other assets	(1,483)	(5,824)
Accounts payable	(18,464)	(10,244)
Customer prepayments	(4,625)	(14,683)
Accrued compensation and benefits	7,153	7,594
Other taxes and withholding	(1,345)	(2,074)
Other accruals and liabilities	(11,776)	(3,115)
Net cash provided by operating activities	23,518	18,720

Cash flows from investing activities:
Purchases of property and equipment	(14,075)	(29,899)
Issuance of notes receivable	(2,942)	(435)
Net cash used in investing activities	(17,017)	(30,334)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(6,408)	14,693
Repurchases of common stock	(612)	(3,501)
Proceeds from issuance of common stock	—	428
Net cash (used in) provided by financing activities	(7,020)	11,620

Net (decrease) increase in cash and cash equivalents	(519)	6
Cash and cash equivalents, at beginning of period	2,539	1,792
Cash and cash equivalents, at end of period	$2,020	$1,798

Sleep Number Announces Second-quarter 2024 Results - Page 7 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Percent of sales:
Retail stores	87.8%	87.7%	88.0%	87.4%
Online, phone, chat and other	12.2%	12.3%	12.0%	12.6%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(11%)	(20%)	(10%)	(10%)
Online, phone and chat	(13%)	(3%)	(16%)	(12%)
Total Retail comparable sales change	(11%)	(18%)	(11%)	(10%)
Net opened/closed stores and other	0%	2%	0%	2%
Total Company	(11%)	(16%)	(11%)	(8%)

Stores open:
Beginning of period	661	671	672	670
Opened	4	7	10	19
Closed	(19)	(6)	(36)	(17)
End of period	646	672	646	672

Other metrics:
Average sales per store ($ in 000's) [1]	$2,732	$3,089
Average sales per square foot [1]	$883	$1,007
Stores > $2 million net sales [2]	62%	71%
Stores > $3 million net sales [2]	21%	31%
Average revenue per smart bed unit [3]	$5,802	$5,990	$5,782	$5,913

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces Second-quarter 2024 Results - Page 8 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation, restructuring costs and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net (loss) income	$(5,051)	$754	$(40,039)	$11,822
Income tax (benefit) expense	(1,099)	524	(10,730)	6,602
Interest expense	12,270	9,948	48,214	32,289
Depreciation and amortization	16,347	18,304	69,676	71,318
Stock-based compensation	3,992	5,252	13,073	15,071
Restructuring costs [1]	1,819	—	28,147	—
Asset impairments	—	170	490	294
Adjusted EBITDA	$28,278	$34,952	$108,831	$137,396

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.

Free Cash Flow
(in thousands)

	Six Months Ended		Trailing Twelve Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net cash provided by (used in) operating activities	$23,518	$18,720	$(4,230)	$26,167
Subtract: Purchases of property and equipment	14,075	29,899	41,232	62,794
Free cash flow	$9,443	$(11,179)	$(45,462)	$(36,627)

Note - Our Adjusted EBITDA calculations and Free Cash Flow data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2024 Results - Page 9 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

Our calculation of Net Leverage Ratio under Revolving Credit Facility was changed effective with the amendment of our credit facility on November 2, 2023. Prior to the amendment, the calculation included capitalized operating lease obligations based on a multiple of six times annual rent expense. The amendment replaced this line item with operating lease liabilities included in our financial statements under ASC 842. The calculations in accordance with the November 2, 2023 amendment are presented below. The prior year is presented in conformity with the November 2, 2023 amendment.

	Trailing Twelve Months Ended
	June 29, 2024	July 1, 2023
Borrowings under revolving credit facility	$540,200	$483,800
Outstanding letters of credit	7,147	7,147
Finance lease obligations	280	361
Consolidated funded indebtedness	$547,627	$491,308
Operating lease liabilities [1]	408,724	438,483
Total debt including operating lease liabilities (a)	$956,351	$929,791

Adjusted EBITDA (see above)	$108,831	$137,396
Consolidated rent expense	110,937	112,518
Consolidated EBITDAR (b)	$219,768	$249,914
Net Leverage Ratio under revolving credit facility (a divided by b)	4.4 to 1.0	3.7 to 1.0
1Reflects operating lease liabilities included in our financial statements under ASC 842. The prior period has been updated to reflect this calculation.

Note - Our Net Leverage Ratio under Revolving Credit Facility, Adjusted EBITDA and EBITDAR calculations are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2024 Results - Page 10 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	June 29, 2024	July 1, 2023
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating (loss) income	$(2,555)	$50,713
Add: Operating lease interest [1]	27,750	27,040
Less: Income taxes [2]	(6,104)	(21,993)
Adjusted NOPAT	$19,091	$55,760

Average adjusted invested capital
Total deficit	$(446,964)	$(419,141)
Add: Long-term debt [3]	540,480	484,161
Add: Operating lease liabilities [4]	408,724	438,483
Total adjusted invested capital at end of period	$502,240	$503,503

Average adjusted invested capital [5]	$509,369	$452,573

Adjusted ROIC [6]	3.7%	12.3%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 24.2% and 28.3% for June 29, 2024 and July 1, 2023, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - The Company's Adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. The Company updated its Adjusted ROIC calculation effective beginning with the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2024 Results - Page 11 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	June 29, 2024			July 1, 2023
	As Reported	Restructuring Costs [1,2]	As Adjusted	As Reported
Operating income	$6,120	$1,819	$7,939	$11,226
Interest expense, net	12,270	—	12,270	9,948
(Loss) income before income taxes	(6,150)	1,819	(4,331)	1,278
Income tax (benefit) expense	(1,099)	431	(668)	524
Net (loss) income	$(5,051)	$1,388	$(3,663)	$754

Net (loss) income per share:
Basic	$(0.22)	$0.06	$(0.16)	$0.03
Diluted	$(0.22)	$0.06	$(0.16)	$0.03

Basic Shares	22,614	22,614	22,614	22,460
Diluted Shares	22,614	22,614	22,614	22,502

	Six Months Ended
	June 29, 2024			July 1, 2023
	As Reported	Restructuring Costs [1,2]	As Adjusted	As Reported
Operating income	$11,662	$12,419	$24,081	$37,159
Interest expense, net	24,569	—	24,569	19,050
(Loss) income before income taxes	(12,907)	12,419	(488)	18,109
Income tax (benefit) expense	(374)	2,943	2,569	5,890
Net (loss) income	$(12,533)	$9,476	$(3,057)	$12,219

Net (loss) income per share:
Basic	$(0.56)	$0.42	$(0.14)	$0.55
Diluted	$(0.56)	$0.42	$(0.14)	$0.54

Basic Shares	22,560	22,560	22,560	22,378
Diluted Shares	22,560	22,560	22,560	22,543

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.
2 The income tax expense is calculated using the estimated U.S. federal and state statutory tax rate of 23.7%.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.